As filed with the Securities and Exchange Commission on December 22, 1997
                                                Registration No. 333-

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                         ------------------------
                                 FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ------------------------
                        NATIONAL ENERGY GROUP, INC.
          (Exact name of Registrant as specified in its charter)

           DELAWARE                         58-1922764
 (State or other jurisdiction            (I.R.S. Employer
      of incorporation or             Identification Number)
         organization)

    4925 GREENVILLE AVENUE                    75206
          SUITE 1400                        (Zip Code)
         DALLAS, TEXAS
(Address of principal executive
           offices)

                        NATIONAL ENERGY GROUP, INC.
                       EMPLOYEE STOCK PURCHASE PLAN

     (Full titles of the plan and individual compensation arrangement)

                              MILES D. BENDER
                   PRESIDENT AND CHIEF EXECUTIVE OFFICER
                    4925 GREENVILLE AVENUE, SUITE 1400
                            DALLAS, TEXAS 75206
                              (214) 692-9211
                (Name and address, including zip code, and
                  telephone number of agent for service)

                                Copies to:

                               DIANE B. MUSE
                 AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P
                      1700 PACIFIC AVENUE, SUITE 4100
                         DALLAS, TEXAS 75201-4675
                              (214) 969 -2800
                         ------------------------

                      CALCULATION OF REGISTRATION FEE

                                    PROPOSED   PROPOSED
                                    MAXIMUM     MAXIMUM
                     AMOUNT TO BE   OFFERING   AGGREGATE    AMOUNT OF
TITLE OF SECURITIES   REGISTERED   PRICE PER   OFFERING   REGISTRATION
 TO BE REGISTERED        (1)       SHARE (3)     PRICE         FEE
-------------------  ------------  ---------- ----------  ------------

Common Stock, $0.01  500,000 (2)     $3.625   $1,812,500      $535
par value

Total                    ---          ---         ---        $-----

(1) Pursuant to Rule 416, this Registration Statement (as defined) also includes an indeterminate number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the Plan.

(2)  Issuable upon exercise of options available for grant under the Plan.

(3) Pursuant to Rule 457(c) and (h), and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share for the remaining Common Stock to be registered hereunder, has been estimated at $3.625, which amount represents the average of the high and low sales prices of the Common Stock of National Energy Group, Inc. on December 16, 1997, as reported by the Nasdaq National Market.



                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents constituting Part I of this Registration Statement (the "Registration Statement") will be sent or given to directors, officers, consultants, advisors and employees of National Energy Group, Inc. (the "Company") as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (1) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

     (3) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

     (4) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

     (5) The description of the Company's Common Stock, $.01 par value per share (the "Common Stock"), contained in Item 1 of the Registration Statement on Form 8-A dated April 5, 1991
          (Registration No. 0-19136) and the description of modifications made to the Common Stock contained in Item 5 of the Current Report on Form 8-K dated August 29, 1996 (Registration No. 0-19136).

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As authorized by Section 145 of the General Corporation Law of Delaware (the "Delaware Corporation Law"), each director and officer of the Company may be indemnified by the Company against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Company if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. In each case, such indemnity shall be to the fullest extent authorized by the Delaware Corporation Law, as amended, to the extent such amendment permits the Company to provide broader indemnification rights. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

     Article Eighth of the Certificate of Incorporation of the Company provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director except for liability: (1) for any breach of duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. In addition, Article Ninth of the Certificate of Incorporation and Section 7.4 of the Bylaws of the Company require the Company to indemnify to the fullest extent authorized by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer, employee or agent of the Company or serves or served at the request of the Company any other enterprise as a director, officer, employee or agent.

     The Company has agreed to indemnify the officers and directors of the Company against any and all damages to which such indemnified individuals may become subject, pursuant to any securities, corporate or other laws, which damages arise in connection with this Registration Statement or any amendment thereto, or from the inaccuracy or omission of any information in connection with this Registration Statement. In the event that the foregoing indemnity is unavailable or insufficient, then the indemnifying party shall contribute to amounts paid or payable by the indemnified party in respect to the damages of the indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     See Index to Exhibits, attached hereto.

ITEM 9.  UNDERTAKINGS.

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 22, 1997.

                    NATIONAL ENERGY GROUP, INC.


                    By: /S/ MILES D. BENDER         December 22, 1997
                        --------------------------
                        Miles D. Bender
                        President and Chief
                        Executive Officer

                    By: /S/  MELISSA H. RUTLEDGE    December 22, 1997
                        --------------------------
                        Melissa H. Rutledge
                        Chief Financial Officer,
                        Controller, and Chief
                        Accounting Officer


                     POWER OF ATTORNEY AND SIGNATURES

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Miles D. Bender and Melissa H. Rutledge, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.



       SIGNATURE           TITLE                  DATE
       ----------          -----                  ----

  /s/ Miles D. Bender      President, Chief       December 22, 1997
------------------------   Executive Officer and
    Miles D. Bender        Director

/s/ George B. McCullough   Chairman of the Board  December 22, 1997
------------------------   and Director
  George B. McCullough


   /s/ Norman C. Miller    Chairman, Executive    December 22, 1997
------------------------   Committee and
    Norman C. Miller       Director

   /s/ Robert H. Kite      Director               December 22, 1997
------------------------
     Robert H. Kite

 /s/ George M. McDonald    Director               December 22, 1997
------------------------
   George M. McDonald

   /s/ Robert V. Sinnot    Director               December 22, 1997
------------------------
   Robert V. Sinnott

 /s/ Elwood W. Schafer     Director               December 22, 1997
------------------------
   Elwood W. Schafer

 /s/  Bob G. Alexander     Director               December 22, 1997
------------------------
    Bob G. Alexander

   /s/  Jim L. David       Director               December 22, 1997
------------------------
      Jim L. David

 /s/ Robert J. Mitchell    Director               December 22, 1997
------------------------
   Robert J. Mitchell


                             INDEX TO EXHIBITS


EXHIBIT
NUMBER     DESCRIPTION OF EXHIBITS
--------   -----------------------


4.1 Certificate of Incorporation of the Company, which includes the Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on November 20, 1990 (1), the Certificate of Elimination of the Redeemable Convertible Preferred Stock, Series A of the Company, filed with the office of the Secretary of State of Delaware on June 2, 1994
           (2), the Certificate of Amendment of Certificate of Incorporation of the Company, filed with the office of the Secretary of State of the State of Delaware on August 29, 1996 (2), the Certificate of Designations of the Company of 10% Cumulative Convertible Preferred Stock, Series B (3), the Certificate of Designations of the Company of 10-1/2% Cumulative Convertible Preferred Stock, Series C (4), the Certificate of Designations of the Company of Convertible Preferred Stock, Series D (2), and the Certificate of Designations of the Company of Convertible Preferred Stock, Series E (2)

4.2        By-Laws of  the Company (1)

4.3        Certificate of Designations of the Company of 10%
           Cumulative Convertible Preferred Stock, Series B (3)

4.4        Certificate of Designations of the Company of 10-1/2%
           Cumulative Convertible Preferred Stock, Series C (4)

4.5 Certificate of Designations of the Company of Convertible Preferred Stock, Series D (2)

4.6 Certificate of Designations of the Company of Convertible Preferred Stock, Series E (2)

4.7        Specimen Common Stock Certificate (5)

4.8        National Energy Group, Inc. 1996 Incentive
           Compensation Plan (9)

4.9        National Energy Group, Inc. Employee Stock Purchase
           Plan*

4.10 Minutes of Meeting of the Board of Directors of National Energy Group, Inc. dated March 20, 1997 (10)

4.11 Note Agreement dated as of April 25, 1989, by and among AEJH 1989 Limited Partnership, Alexander Energy
           Corporation ("Alexander") and John Hancock Mutual
           Life Insurance (6)

4.12       Letter dated August 29, 1996 between Alexander and
           John Hancock Mutual Life Insurance Company relating to the payment of the 1989 Notes (6)

4.13 Indenture dated as of November 1, 1996, among the Company, National Energy Group of Oklahoma, Inc., formerly NEG-OK, Inc. ("NEG-OK"), and Bank One,
           Columbus, N.A. (7)

4.14 Indenture dated August 21, 1997, among the Company and Bank One, N.A. (8)

4.15       Registration Rights Agreement dated August 21, 1997,
           by and among the Company, Guarantor and the Initial
           Purchasers  (9)

5.1        Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.*

23.1       Consent of  Ernst & Young LLP, independent auditors*

23.2       Consent of Netherland, Sewell & Associates, Inc.*

23.3       Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
           (included in Exhibit 5.1)*

24.1 Powers of Attorney (included in signature pages to this Registration Statement)*



(1) Incorporated by reference to the Company's Registration Statement on Form S-4 (No. 33-38331) dated April 23, 1991.
(2) Incorporated by reference to the Company's Current Report on Form 8-K (No. 0-19136) dated August 29, 1996.
(3) Incorporated by reference to the Company's Current Report on Form 8-K (No. 0-19136) dated June 17, 1994.
(4) Incorporated by reference to the Company's Current Report on Form 8-K (No. 0-19136) dated July 18, 1995.
(5) Incorporated by reference to the Company's Current Report on Form 8-K/A No. 1 dated August 29, 1996.
(6) Incorporated by reference to Alexander Energy Corporation's Form 10-K for the fiscal year ended December 31, 1994.
(7) Incorporated by reference to the Company's Quarterly Report on Form 10-Q (No. 0-19136) for the nine months ended September 30, 1996.
(8) Incorporated by reference to the Company's Registration Statement on Form S-4 (No. 333-38075) dated October 16, 1997.
(9) Incorporated by reference to the Company's Proxy Statement on Schedule 14A (No. 0-19136) dated April 24, 1997.
(10) Incorporated by reference to the Company's Registration Statement on Form S-8 (No. 333-41539) dated December 5, 1997.

*   Filed herewith